EXHIBIT 11(a)

                              CONSENT OF KUTAK ROCK

         We consent to the reference in the prospectus contained in this Post-Effective Amendment to the Registration Statement to our opinion concerning the status of Colorado Double Tax-Exempt Bond Fund, Inc. as a regulated investment company under the Internal Revenue Code of 1986, as amended, under the heading "TAXATION OF THE FUND AND ITS SHAREHOLDERS" and to the use of our name therein and in the Statement of Additional Information.



                                                              Very truly yours,



                                                              /s/ Kutak Rock
                                                              -----------------
                                                                  Kutak Rock



Denver, Colorado
February 26, 1999